Exhibit 10.79

STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of December 16, 2005, by and among GLOBAL MED INTERNATIONAL LIMITED, a company organized under the laws of the British Virgin Islands (“GMIL”), GLOBAL MED CHINA & ASIA LIMITED, a company organized under the laws of the British Virgin Islands (“GMCAL”), GLOBAL MED TECHNOLOGIES, INC., a Colorado corporation (“the Company”) and for the purposes of Section 4, GMCAL, GMIL, Global Med International Holdings Ltd. a British Virgin Isles company, eBanker USA.com, Inc., a Colorado corporation, eVision International, Inc., a Colorado corporation, American Fronteer Financial Corporation, a Colorado corporation, eVision Corporate Services, Inc., a Colorado corporation, Online Credit Ltd., a Hong Kong company, eCredit Singapore, a Singapore company, and China Credit Holdings Ltd, a Hong Kong company.

RECITALS:

     A. GMIL owns: 3,500,000 shares of Series AA Preferred Stock (the “Preferred Shares”), par value $1.00 per share, of the Company. In addition, the Company owes GMIL Five Hundred Twenty-Eight Thousand and Seven Hundred Dollars (US$528,700) (the “Company Debt”).

     B. GMCAL owns: (i) 11,210,195 shares of common stock (the “ Common Shares”), par value $0.01 per share, of the Company (the “Company Common Stock”); and (ii) warrants issued by the Company (the “ Warrants ”) to purchase 11,186,430 shares of the Company Common Stock.

     C. GMIL desires to sell to the Company: the Preferred Shares;

     D. GMCAL desires to sell to the Company: (i) 4,860,195 shares of the Common Shares; (ii) the Warrants. The securities described in Section A and B of these Recitals are collectively referred to herein as the “ Securities”.

     E. GMIL manages the Common Shares and Warrants for the benefit of GMCAL and has been instructed by GMCAL to sell the assets listed in Section D of the Recitals above. GMIL is the record owner of these assets and is authorized to sell these assets.

     F. The Company desires to purchase from GMIL the Preferred Shares as well as pay the Company Debt. The Company also desires to purchase from GMCAL 4,860,195 Common Shares and the Warrants.

AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and premises set forth herein for certain other good and valuable consideration, the receipt and adequacy which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

   1.STOCK PURCHASE AND PURCHASE PRICE.

     1.1. Purchase Price and Sale. The Company shall acquire and GMIL shall sell to the Company the Securities in exchange for Eight Million Three Hundred Four Thousand Seven Hundred Four Dollars (US$8,304,704) (the “Purchase Price”). Included in the Purchase Price shall be the repayment in full of the Company Debt, including accrued interest, owed by the Company to GMIL, and the accrued dividends relating to the Series AA Preferred Stock.

     1.2. Closing and Effective Date. The closing shall occur simultaneously with the execution of this Agreement (the “Closing”). At the Closing, GMIL shall deliver to the Company: (i) original stock certificates representing 4,860,195 shares of the Common Shares, together with stock powers duly executed in blank; (ii) the Preferred Shares; and (iii) the Warrants; The Company shall deliver a cashier’s check, or other form acceptable to GMIL, in the amount of Eight Million Three Hundred Four Thousand Seven Hundred Four Dollars (US$ 8,304,403).

     2. ADDITIONAL AGREEMENTS.

     2.1. Confidential Treatment of Information. From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence this Agreement, all matters relating hereto and all data and information obtained with respect to the other parties (including Global Med International Holdings Ltd., eBanker USA.com, Inc., eVision International, Inc., eVision Corporate Services, Inc., American Fronteer Financial Corporation, Online Credit Ltd. eCredit Singapore Ltd., China Credit Holdings, Ltd, and Futuristic Group Ltd.) or their business, except such data or information as is published or is a matter of public record, or as required by the laws of the respective and applicable governments, or within the context of a shareholder communication, or as compelled by legal process.

     3. REPRESENTATIONS, COVENANTS AND WARRANTIES.

     To further induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, GMIL and GMCAL hereby represent and warrant to and covenants with the Company as follows:

     3.1 Ownership of the Shares. The Securities are owned of record by GMIL. The Common Shares and the Warrants are beneficially owned by GMCAL. Except that GMIL holds the Shares and Warrants in trust for GMCAL, the Securities are free and clear of any and all security interests, encumbrances, and rights of any kind or nature whatsoever (collectively, “Encumbrances”), and upon delivery of the Securities hereunder, the Company will acquire title thereto, free and clear of any and all Encumbrances. Other than voting rights, redemption rights and such other rights conferred by the Company’s charter documents and by applicable Colorado statutes, to the best knowledge of GMIL and GMCAL there exist no Securities Rights (as defined herein) with respect to the Securities. All rights and powers to vote the Securities are held by GMIL and GMCAL. The certificates representing the Securities to be delivered to the Company at the Closing are, and the signatures and endorsements thereof or stock powers relating thereto will be, valid and genuine. For the purposes of this section, “Securities Rights” means, with respect to the Securities, all written or unwritten contractual rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting of the Securities and all rights conferred by the Company’s governing documents and by any applicable agreement

     3.2 Authority Relative to This Agreement. GMIL and GMCAL have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by GMIL and GMCAL, the performance by GMIL and GMCAL of their obligations hereunder and the consummation by GMIL and GMCAL of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of GMIL and GMCAL as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by GMIL and GMCAL and constitutes the legal, valid and binding obligations of GMIL and GMCAL, enforceable against GMIL and GMCAL in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors’ rights generally. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Company as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors’ rights generally.

     3.3 Organization and Qualification. GMIL and GMCAL are corporations duly organized and validly existing and in good standing under the laws of the British Virgin Islands and have the requisite power and authority to enter into this Agreement. GMIL and GMCAL have taken all corporate action necessary to enter into and perform their obligations under this Agreement. The Company is a corporation duly organized and validly existing and in good standing under the laws of Colorado and has the requisite power and authority to enter into this Agreement. The Company has taken all corporate action necessary to enter into and perform its obligations under this Agreement.

     3.4 Binding Obligation. This Agreement shall be binding and enforceable in accordance with its terms upon the parties hereto, their respective heirs, administrators, executors, successors, and permitted assigns, whether so expressed or not.

     3.5 Due Diligence. The Company represents and warrants that it will respond accurately, timely, and appropriately to any due diligence requests made by GMIL, GMCAL, and the other parties in connection with the Nine Million Nine Hundred Seventy Five Dollars (US $9,975,000) private placement transaction with Magnetar Financial, LLC occurring simultaneous herewith.

     4. AMOUNTS OWED; RELEASES; NON-DISPARAGEMENT.

     4.1. Acknowledgement of Amounts Owed and Repaid. GMIL and GMCAL hereby acknowledges and agrees that, except for the Company Debt, which is being repaid in full as part of the Purchase Price under the terms of this Agreement, there are no other sums, securities or benefits due GMIL or GMCAL by the Company. GMIL and GMCAL hereby acknowledge and agree that any and all guarantees provided to GMIL or GMCAL in connection with the Securities and or the Company Debt are hereby fully and completely released. In addition, GMIL and GMCAL hereby agree to release any and all security interests and encumbrances that it may have on any and all of the Company’s assets, properties, privileges, rights, interests, business and goodwill, of every kind and description, real, personal and mixed, tangible and intangible and wherever located. In addition, eVision Corporate Services, Inc. hereby acknowledges that upon the Company’s payment of Forty-Five Thousand Dollars (US $45,000) to eVision Corporate Services, Inc. at the Closing, the Company does not owe any amounts to eVision Corporate Services, Inc.

     4.2. Release. Except for the obligations set forth in this Agreement, the Company, on behalf of itself, respectively, its successors, heirs, and assigns, hereby agrees to completely and irrevocably discharge and release GMCAL, GMIL, Global Med International Holdings Ltd., eBanker USA.com, Inc., eVision International, Inc., American Fronteer Financial Corporation, eVision Corporate Services, Inc., Online Credit Ltd., eCredit Singapore, and China Credit Holdings Ltd., and their respective current and former directors, officers, shareholders, and employees from any and all liabilities and obligations with respect to its relationship with the Company, as well as any and all claims, demands, actions, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, and/or liability whatsoever, both known and unknown, in law or in equity, involving any matter, arising out of or in any way related, directly or indirectly, to, including, but not limited to, any and all obligations duties and liabilities under the Securities, the Company Debt, the business relationship between GMCAL and its parent companies and the Company and/or that may have arisen by reason of the Company’s affiliation with GMCAL and its parent companies.

     4.3. Release of the Company. Except for the obligations set forth in this Agreement, GMCAL, GMIL, Global Med International Holdings Ltd., eBanker USA.com, Inc., eVision International, Inc., American Fronteer Financial Corporation, eVision Corporate Services, Inc., Online Credit Ltd., eCredit Singapore, and China Credit Holdings Ltd., on behalf of themselves, respectively, their successors, heirs, and assigns, hereby agree to completely and irrevocably discharge and release the Company its former and current directors, officers, employees and shareholders from any and all liabilities and obligations with respect to its relationship with the Company, as well as any and all claims, demands, actions, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, and/or liability whatsoever, both known and unknown, in law or in equity, involving any matter arising out of or in any way related, directly or indirectly, to, including, but not limited to, any and all obligations, duties and liabilities under the Securities, the Company Debt, the business relationship between GMCAL, GMIL, Global Med International Holdings Ltd., eBanker USA.com, Inc., eVision International, Inc., American Fronteer Financial Corporation, eVision Corporate Services, Inc., Online Credit Ltd., eCredit Singapore, and China Credit Holdings Ltd. and the Company and/or that may have arisen by reason of GMCAL, GMIL, Global Med International Holdings Ltd., eBanker USA.com, Inc., eVision International, Inc., American Fronteer Financial Corporation, eVision Corporate Services, Inc., Online Credit Ltd., eCredit Singapore, and China Credit Holdings Ltd. affiliation with the Company. Nothing in this clause shall release any obligations relating to securities owned by parties or owned by Futuristic Group Ltd. or any directors appointed by the Online Credit Ltd./eBanker USA.com, Inc/GMIL group (as well as director David Chen) that are not being transferred pursuant to this agreement or the Private Stock Purchase and Escrow agreement with the investor group led by Magnetar Financial, LLC, occurring simultaneous herewith.

     5. NON-DISPARAGEMENT. GMIL, its officers, directors, representatives, and agents shall refrain from making any written or oral statement or taking any action, directly or indirectly, which GMIL, its officers, directors, representatives, and agents reasonably knows or reasonably should know to be a disparaging or negative comment concerning the Company or its officers, directors, or employees, with the intent to injure or damage the Company or its officers, directors, or employees, and shall refrain from suggesting that any such disparaging or negative comment concerning the Company or its officers, directors, or employees, be made except as may be compelled by a court of competent jurisdiction. GMIL hereby agrees that its officers, directors, representatives, and agents shall not post, submit or influence any information to any Internet “chat” site or Internet “posting message board” with respect to the Company, its former and current officers, directors, and/or employees, except as may be compelled by a court of competent jurisdiction. The Company, its officers, directors, representatives, and agents shall refrain from making any written or oral statement or taking any action, directly or indirectly, which the Company, its officers, directors, representatives, and agents reasonably knows or reasonably should know to be a disparaging or negative comment concerning GMCAL or its affiliates and their respective officers, directors, or employees, with the intent to injure or damage GMCAL or its affiliates and their respective officers, directors, or employees, and shall refrain from suggesting that any such disparaging or negative comment concerning GMCAL or its affiliates and their respective officers, directors, or employees, be made except as may be compelled by a court of competent jurisdiction. The Company hereby agrees that its officers, directors, representatives, and agents shall not post, submit or influence any information to any Internet “chat” site or Internet “posting message board” with respect to GMCAL or its affiliates and their respective former and current officers, directors, and/or employees, except as may be compelled by a court of competent jurisdiction.

     6. MISCELLANEOUS.

     6.1. Notices. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered in person or if sent by Federal Express (or similar recognized overnight courier service) to the parties at the following addresses:

If to GMIL:	Global Med International Limited Suite 500, 2601 Island Place Tower 510 King’s Road Hong Kong Attention: Tony Chan Facsimile: _____________________

If to GMIL:	Global Med China & Asia Limited Suite 500, 2601 Island Place Tower 510 King’s Road Hong Kong Attention: Tony Chan Facsimile: _____________________

With a copy to:	EVision Corporate Services, Inc. 1999 Broadway, Suite 2270 Denver, CO 80202 Attention: Conn Flanigan Facsimile: 303-861-1987

If to the Company:	Global Med Technologies, Inc. 12600 West Colfax, Suite C-420 Lakewood, Colorado 80215 Attention: Michael I. Ruxin, CEO Facsimile: (303) 238-3368

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham LLP 201 South Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Attention: Clayton E. Parker, Esq. Facsimile: (305) 358-7095

     6.1.1. Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

     6.2. Survival. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect and survive after the Closing.

     6.3. Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by a written instrument signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement “herein,” “hereby,” “hereof,” “hereunder,” “herewith,” “hereafter” and “hereinafter” and similar words refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to “including” means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

     6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. The parties hereto agree that any claim, suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be submitted for adjudication exclusively in any state or federal court sitting in Denver County, Colorado, and each party hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication. Each party (a) waives any objection which it may have that such court is not a convenient forum for any such adjudication, (b) agrees and consents to the personal jurisdiction of such court with respect to any claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby and (c) agrees that process issued out of such court or in accordance with the rules of practice of such court shall be properly served if served personally or served by certified mail or according to the notice provisions of Section 6.1 herein or other form of substituted service, as provided under the rules of practice of such court.

     6.5. Specific Performance. GMIL, GMCAL and the Company each acknowledge that the others’ breach of the confidentiality and non-disparagement clauses of this Agreement would make difficult the assessment of monetary damages that would be sustained from such breach, and it would be difficult, if not impossible, to compensate fully for damages for any such breach. Accordingly, each party specifically agrees that the other shall be entitled to temporary and permanent injunctive relief and/or specific performance to enforce the confidentiality and non-disparagement clauses of this Agreement. This provision with respect to injunctive relief and/or specific performance shall not, however, diminish the right of the non-breaching party to claim and recover damages in addition to or in lieu of injunctive relief and/or specific performance.

     6.6. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

     6.7. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     6.8. Expenses. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by GMIL, GMCAL, or the Company as each party incurs such expenses.

     6.9. Attorneys’ Fees. In the event of any litigation or other proceeding arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys’ fees and court costs from the other party or parties.

     6.10. NO JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

     6.11. GMCAL Warranty. GMCAL separately warrants that it has instructed and authorized GMIL to transfer the Common Shares and Warrants that are the subject of this Agreement. Amounts received from the Company in consideration for the shares and warrants should be transferred to GMIL.

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement or caused this Stock Purchase Agreement to be duly executed by their duly authorized officers as of the date first above written.

GLOBAL MED INTERNATIONAL LIMITED

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________

GLOBAL MED TECHNOLOGIES, INC.

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________

GLOBAL MED CHINA & ASIA LTD.

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________

GLOBAL MED INTERNATIONAL HOLDINGS, INC.

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________

EBANKER USA.COM, INC.

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________

EVISION INTERNATIONAL, INC.

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________

AMERICAN FRONTEER FINANCIAL CORPORATION

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________

EVISION CORPORATE SERVICES, INC.

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________

ONLINE CREDIT LTD.

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________

ECREDIT SINGAPORE

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________

CHINA CREDIT HOLDINGS, LTD.

By: /s/ Tony Chan
Name: Tony Chan
Title: _________________________________________